October 3, 2003

MATSON NAVIGATION COMPANY, INC.
333 Market Street Tower Building, 3rd Floor
San Francisco, CA 94105

Attention: Tim Reid, Treasurer

                              Re: Loan Agreement

         Wells Fargo Bank, National Association (the "Bank") hereby agrees to make available the credit accommodation described below to Matson Navigation Company, Inc, (the "Borrower") subject to the terms and conditions set forth in this letter agreement (this "Loan Agreement"):

         1.       THE CREDIT
                  ----------

         1.1      Type: Two year revolving line of credit ("Line of Credit"),
                  ----
with advances thereunder available until September 30, 2005 ("Maturity Date"). As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby letters of credit for the account of Borrower to finance working capital and other corporate purposes (each, a "Letter of Credit"); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $20,000,000.00. The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. No Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.

         1.2      Amount:  Aggregate outstanding principal amount not to exceed
                  ------
$40,000,000.00 at any time.

         1.3      Purpose:  For working capital and other general corporate
                  -------
purposes, including as support for the issuance of commercial paper.

         1.4      Maturity Date: All advances under the Line of Credit shall be
                  -------------
due and payable on the Maturity Date. All advances shall be made pursuant to a Line of Credit Note executed by the Borrower in the form attached to this letter (the "Note").

         1.5      Interest Rates:  The outstanding principal balance of advances
                  --------------
under the Line of Credit shall bear interest at the rate(s) set forth in the Note.

         1.6      Commitment Fees. Borrower shall pay to Bank (i) an initial fee
                  ---------------
in the amount of 0.05% of the amount of Bank's commitment under the Line of Credit, and (ii) a fee at the rate of 0.125% per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, computed and payable quarterly in arrears, as of each March 31, June 30, September 30 and December 31. All such fees are non-refundable.

         1.7      Letter of Credit Fees. Borrower shall pay to Bank (i) fees
                  ---------------------
upon the issuance of each Letter of Credit equal to one-half percent (0.50%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment or negotiation of each drawing under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

         2.       CONDITIONS PRECEDENT
                  --------------------

                  Before Bank is obligated to extend any credit, Bank must receive the Note, executed on behalf of the Borrower, and evidence that the execution, delivery and performance by Borrower of this Loan Agreement and Note and the execution, delivery, and performance by Borrower of any other instrument or agreement required under this Agreement, as appropriate, have been duly authorized (collectively, "Loan Documents"). In addition, Borrower shall have paid the fee required under Section 1.6(i).

         3.       COVENANTS
                  ---------

                  Borrower agrees, so long as the line of credit is available and until full and final payment of all of Borrower's obligations under this Loan Agreement and under the Note Borrower will:

         3.1      Promptly give written notice to Bank of:

                  (a) any Event of Default under this Agreement or any event which, upon notice or a lapse of time or both, would become an Event of Default;

                  (b) any other matter which has or might materially impair the Borrower's ability to perform its obligations under this Agreement;

         3.2 Provide Bank with (i) annual audited and quarterly unaudited consolidated financial statements, together with compliance certificates, within 120 days after each annual and 45 days after each quarterly accounting period,
(ii) an annual operating plan, as soon as available but no later than 90 days after the end of each year, and (iii) such other financial information concerning Borrower's business activities and financial condition as Bank may reasonably request from time to time;

         3.3 Maintain and keep in force in adequate amounts of insurance as is usual in the business carried on by Borrower;

         3.4 Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the following definitions):

                  (a) On a consolidated basis, net income after taxes not less than $1.00 on an annual basis, determined as of the end of each fiscal year, and net profit after taxes not less than $1.00 in each fiscal quarter immediately following a fiscal quarter in which Borrower incurred a net loss after taxes; and

                  (b) On a consolidated basis, Tangible Net Worth of at least $250,000,000; for purposes of this Agreement, "Tangible Net Worth" means total assets (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury shares, unamortized debt discount and premium, deferred charges and other like intangibles) less all liabilities (including accrued and deferred income taxes and subordinated liabilities);

         3.5 Not permit at any time, on a consolidated basis, the ratio of Funded Debt to Tangible Net Worth to exceed 2.0 to 1.0; for purposes of this Loan Agreement, "Funded Debt" means all indebtedness (including capitalized lease obligations) determined in accordance with generally accepted accounting principles, consistently applied;

         3.6 Should Borrower's ratio, on a consolidated basis, of Funded Debt to Consolidated Total Capital at any time without the prior written consent of Bank equal or exceed 0.50 to 1.0, not thereafter at any time declare or pay cash dividends which, in the aggregate, would exceed in any fiscal year the sum of $10,000,000 plus 40% of the net after-tax income earned by Borrower in such fiscal year; for purposes of this Loan Agreement, "Consolidated Total Capital" means the sum of Funded Debt, Tangible Net Worth and deferred income taxes, each as calculated on a consolidated basis;

         3.7      Not liquidate or dissolve;

         3.8 Not merge, consolidate with or into, convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired);

         3.9 Not, without the prior written consent of Bank (which consent shall not be unreasonably withheld), sell, convey, or dispose of, or grant or permit the creation of any mortgage, pledge, lien, charge, encumbrance, lease, security interest, claim, exercise of rights or other interest affecting title ("Liens" and individually a "Lien") in, on or against any of Borrower's property or assets, whether now owned or hereafter acquired, if as a result thereof Borrower would no longer be in compliance with any of Paragraphs 3.4, 3.5, or 3.6, except:

                  (a) mechanics, suppliers, tax and any other like Lien arising in the ordinary course of business securing obligations which are not overdue or are being contested in good faith by appropriate legal proceedings diligently conducted, provided that Borrower sets aside on its books such reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles;

                  (b) any Lien on any asset securing liabilities incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, including any interest in title of a lessor under any operating lease or any financing lease, provided that such Lien attaches to such asset currently with or within one hundred twenty
         (120) days after the acquisition thereof;

                  (c) any Lien existing on the date of this Agreement as to which Borrower has given written notice to Bank or arising out of refinancing (so long as there is no increase in principal amount or in the amount of security provided), extension, renewal or rollover of liabilities;

                  (d) any Lien existing on any asset of any corporation at the time such corporation is acquired by or merged into Borrower;

                  (e) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

                  (f) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business that in the aggregate do not exceed $5,000,000;

                  (g) the disposition of property or assets in the ordinary course of business.

Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all financial information required under this Agreement shall be prepared and all financial computations required under this Agreement shall be made in accordance with generally accepted accounting principles, consistently applied.

         4.       EVENTS OF DEFAULT
                  -----------------

         Upon the occurrence of any events specified below ("Event of Default"), any obligation on the part of Bank to make advances under or continue the Line of Credit shall terminate, and, at the option of Bank, all interest and principal with respect to the advances and all other obligations and sums outstanding under or in respect of this Loan Agreement and the Note shall be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

         4.1 (a) Borrower fails to pay, within 3 days after the date when due, any principal sum due under this Loan Agreement or the Note in accordance with the terms hereof or thereof,

                  (b) Borrower fails to pay, within three days after the date when due, any installment of interest or any other sum under this Loan Agreement or the Note in accordance with the terms hereof or thereof;

         4.2 Borrower fails to pay any indebtedness when due (including any applicable grace period) under any agreement providing for the extension of credit to Borrower in an amount exceeding $5,000,000;

         4.3 (a) Borrower breaches, or defaults under, any of Paragraphs 3.4, 3.5, 3.6, 3.7, or 3.8;

                  (b) Borrower breaches, or defaults under, any other term, condition, provision or covenant contained in this Agreement, and such breach or default is not remedied within 30 days after a responsible officer of Borrower is first aware of its occurrence.

         4.4 Borrower is generally not paying or admits in writing its inability to pay its debts as such debts become due, or files any petition or action for relief under any bankruptcy, reorganization, arrangement, insolvency, or moratorium law or any other law for the relief of, or relating to, debtors, or requests the appointment of a custodian, receiver or trustee (or similar official) to take possession, custody or control of any of its property, or enters into any composition with creditors, or makes any assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing;

         4.5 An involuntary petition is filed against Borrower under any bankruptcy, reorganization, arrangement, insolvency, or moratorium law or any other law for the relief of, or relating to, debtors, or a custodian, receiver or trustee (or similar official) is appointed to take possession, custody or control of any property of Borrower;

         4.6 A judgment or judgments or arbitration award or awards is entered against Borrower in the aggregate amount of $5,000,000 or more on a claim or claims not covered by insurance, except that no judgment or arbitration award shall be included in this Paragraph if it is discharged or satisfied within 60 days of the date of being entered.

         5.       MISCELLANEOUS
                  -------------

         5.1 Borrower will pay Bank, on demand, all out-of-pocket expenses and all legal fees (including allocated costs for in-house legal services) incurred by it in connection with the enforcement of this Loan Agreement, the Note, and any agreements or instruments required or delivered hereunder.

         6.       ARBITRATION
                  -----------

         (a)      Arbitration. The parties hereto agree, upon demand by any
                  -----------
party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or
(ii) requests for additional credit.

         (b)      Governing Rules. Any arbitration proceeding will (i) proceed
                  ---------------
in a location in California selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         (c)      No Waiver of Provisional Remedies, Self-Help and Foreclosure.
                  ------------------------------------------------------------
The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and
(iii) of this paragraph.

         (d)      Arbitrator Qualifications and Powers. Any arbitration
                  ------------------------------------
proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (e)      Discovery. In any arbitration proceeding discovery will be
                  ---------
permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is reasonably available.

         (f)      Class Proceedings and Consolidations. The resolution of any
                  ------------------------------------
dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

         (g)      Payment Of Arbitration Costs And Fees. The arbitrator shall
                  -------------------------------------
award all costs and expenses of the arbitration proceeding to the prevailing party.

         (h)      Real Property Collateral; Judicial Reference. Notwithstanding
                  --------------------------------------------
anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

         (i)      Miscellaneous. To the maximum extent practicable, the AAA, the
                  -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

         This commitment shall expire unless accepted in writing by Borrower on or before October 31, 2003. Please indicate your acceptance by signing and renaming the enclosed copy of this Agreement on or before such date.

                                      Sincerely,

                                      WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION

                                      By: /s/ Jeff Bailard
                                          --------------------------
                                          Vice President


ACCEPTED AND AGREED TO
THIS 3rd DAY OF October, 2003


MATSON NAVIGATION COMPANY, INC.

By: /s/ M. J. Cox
    ---------------------------
Title: Sr. VP & CFO
       ------------------------


By: /s/ T. H. Reid
    ---------------------------
Title: Treasurer
       ------------------------